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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 July 18, 1996
                                                  -----------------------------


                                  ATCORP, INC.
- -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Pennsylvania                      33-24649               22-2911209
- -------------------------------------------------------------------------------
(State or Other Juris-               (Commission File          (IRS Employer
diction of Incorporation)                 Number)            Identification No.)

        8000 Sagemore Drive

        Marlton, New Jersey                                      08053
- -------------------------------------------------------------------------------
        (Address of Principal                                  (Zip Code)
        Executive Offices)

                                 (609) 983-4000
- --------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         On July 18, 1996, Atcorp, Inc. ("Atcorp" or the "Registrant"), a New Jersey corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and Equity National Bank ("ENB"), a national banking association and a wholly-owned subsidiary of Atcorp, entered into an Agreement and Plan of Affiliation with Susquehanna Bancshares, Inc. ("SBI"), a Pennsylvania business corporation registered as a bank holding company under the BHC Act, and Susquehanna Bancshares East, Inc. ("SBI Merger Sub"), a New Jersey corporation and a wholly-owned subsidiary of SBI (the "Merger Agreement"). Pursuant to the Merger Agreement, SBI Merger Sub will merge with and into Atcorp, with Atcorp as the surviving entity (the "Merger"), as a result of which Atcorp will become a direct wholly-owned subsidiary of SBI, and ENB will become a second-tier subsidiary of SBI.

         At the effective time of the Merger, each share of Atcorp common stock issued and outstanding will become the right to receive SBI common stock at the exchange rate set forth in the Merger Agreement. So long as the average closing price per share of SBI common stock over the period of ten business days ending on the second business day preceding the date set for closing under the Merger Agreement (the "Average Closing Price") is between $25.00 and $31.00, the exchange rate shall be one-for-one, subject to adjustment pursuant to the Merger Agreement. The parties have certain rights to terminate the Merger Agreement under certain circumstances if the Average Closing Price is below $25.00 or above $31.00 (subject to adjustment pursuant to the Merger Agreement), as determined pursuant to the Merger Agreement.

         The consummation of the transactions described in the Merger Agreement is subject to approval by Atcorp's stockholders, receipt of all necessary regulatory approvals, satisfactory confirmation that the Merger will be treated as a tax-free reorganization and will qualify for pooling-of interests accounting treatment and other customary conditions. The Merger Agreement may be terminated by the parties if the transactions described in the Merger Agreement are not consummated by March 31, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

          2 Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East, Inc., Atcorp, Inc. and Equity National Bank

               Schedule 1.2 Exchange Provisions

               The Disclosure Schedules to the above-referenced Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ATCORP, INC.
                                    (Registrant)

                                    By:   /s/ Marc L. Reitzes
                                          -----------------------------------
Date:  July 30, 1996                     Marc L. Reitzes
                                         Chairman and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit

          2 Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East, Inc., Atcorp, Inc. and Equity National Bank

                    Schedule 1.2 Exchange Provisions

                    The Disclosure Schedules to the above-referenced Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

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